                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                      INTEGRATED LIVING COMMUNITIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     As set forth in Section 3 of the Offer to Purchase (as defined below), this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates for Shares (as defined below) are not immediately available, (ii) the certificates for Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

           By Mail:                             By Hand:                      By Overnight Delivery:
   Reorganization Department            Reorganization Department            Reorganization Department
         P.O. Box 3301                        120 Broadway                      85 Challenger Road
  South Hackensack, NJ 07606                   13th Floor                        Mail Drop-Reorg.
                                           New York, NY 10271                Ridgefield Park, NJ 07660

         By Facsimile                                                    Confirm Facsimile by Telephone:
 (for Eligible Institutions):                                                     (201) 296-4860
        (201) 329-8936

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to SLC Acquisition Corp., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 5, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $.01 par value (the
"Shares") indicated below of Integrated Living Communities, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section
3 of the Offer to Purchase.

                                          Name(s)
                                          --------------------------------------

                                          Signature(s)
                                          --------------------------------------

                                          Address(es)
                                          --------------------------------------

                                          Zip Code
                                          --------------------------------------

                                          Area Code & Tel. No(s).:

                                          --------------------------------------

                              Please Type or Print

Number of Shares ______________________      Names of Record Holder(s):

Certificate Nos. (If Available)

                                          (Check one if Shares will
                                           be tendered by book-entry transfer)

                                          [ ] The Depository Trust Company

                                          [ ] Philadelphia Depository Trust
                                          Company

Dated
---------------------------------------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees delivery to the Depositary of either the certificates evidencing all tendered Shares, in proper form for transfer, or delivery of Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section
3 of the offer to Purchase), and any other required documents, all within three
National Association of Securities Dealers Automated Quotation-National Market trading days after the date hereof.

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
_________________________________             _________________________________
Name of Firm                                  Name (Please Type or Print)

_________________________________             _________________________________
Address                                       Title

_________________________________             _________________________________
Zip Code                                      Authorized Signature

_________________________________             _________________________________
Area Code and Tel. No.                        Dated

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM -- CERTIFICATES ARE TO BE DELIVERED WITH YOUR LETTER OF TRANSMITTAL.

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